Exhibit 99.1

Stephen P. Jonas Joins the Board of Directors of

Cypress Sharpridge Investments, Inc.

For Immediate Release

NEW YORK, NY – (BUSINESS WIRE) – September 21, 2009 – Cypress Sharpridge Investments, Inc. (NYSE: CYS) today announced that it has elected Stephen P. Jonas as a member of its Board of Directors. Mr. Jonas was elected to his new position on September 21, 2009. The Board also appointed Mr. Jonas as chair of its Audit Committee. Mr. Jonas will fill the Board vacancy created by the resignation of Frances Spark, who recently became the Company’s Vice President, Chief Financial Officer and Treasurer.

“We are delighted to welcome Mr. Jonas to our Board of Directors,” said Kevin E. Grant, Chairman, President and Chief Executive Officer of Cypress Sharpridge Investments. “We look forward to benefiting immediately from his vast experience and knowledge of issues related to our investments.”

Steve Jonas retired in 2007 as Executive Director of Fidelity Management & Research Company, the investment management organization of Fidelity Investments, the largest mutual fund company in the United States. Mr. Jonas was a member of Fidelity’s Management Committee and served on Fidelity’s Board of Directors as well as the Board of Trustees of the Fidelity Funds.

Mr. Jonas joined Fidelity in 1987 as Vice President of Finance for the retail customer phone operations. He then held a series of senior operational and financial positions, which included Chief Financial Officer of Fidelity Management & Research Company, Chief Financial Officer of Fidelity Brokerage Group and Chief Financial Officer of Fidelity Personal Investments and Brokerage Group. Mr. Jonas served as Executive Vice President and Chief Financial Officer of Fidelity Investments from 1998 to 2002, and Chief Administrative Officer until 2004, when he was named President of Enterprise Operations and Risk Services. He was appointed to his last position in 2005 and retired in 2007, when he was responsible for the investment management of $1.2 trillion of mutual fund assets.

Prior to joining Fidelity, Mr. Jonas was with Wang Laboratories in Lowell, Massachusetts from 1978 to 1987, where he held a series of senior financial and operational positions in the Customer Services Division. Previously, he was Chief Financial Officer for Graphic Systems, Inc. in Hudson, New Hampshire from 1975 to 1978.

Mr. Jonas received a Bachelor of Arts degree in mathematics, magna cum laude, in 1974 and an MBA, with high honors, in 1976 from Boston University.

Mr. Jonas serves on the Board of Trustees for Simmons College in Massachusetts, where he is currently Chairman of its Investment Committee.

About Cypress Sharpridge Investments, Inc.

Cypress Sharpridge Investments, Inc. is a specialty finance company that invests on a leveraged basis in whole-pool residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Cypress Sharpridge Investments has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements Disclaimer

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, although some forward-looking statements may be expressed differently. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our registration statement on Form S-11 filed with the Securities and Exchange Commission on April 19, 2007, as amended. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Cypress Sharpridge Investments, Inc.

Contact

Cypress Sharpridge Investments, Inc.

Richard E. Cleary, 212-705-0160

Chief Operating Officer